TERM LOAN AGREEMENT

This Term Loan Agreement (the "**Agreement**") is made and entered into by and between the undersigned borrower (the "**Borrower**") and U.S. Bank National Association (the "**Bank**") as of the date set forth on the last page of the Agreement.

ARTICLE I. LOANS

1.1 **Single Advance Term Loan.** As of the date hereof, Borrower has obtained a term loan from Bank in the amount of $1,000,000.00 (the "**Loan Amount**"). The term loan is evidenced by a single promissory note of Borrower to the order of Bank in the principal amount of the Loan Amount and dated as of the date hereof (the "**Note**").

1.2 **Advances and Paying Procedure.** Bank is authorized and directed to credit any of Borrower's accounts with Bank (or to the account Borrower designates in writing) for all advances made hereunder, and Bank is authorized to debit such account or any other account of Borrower with Bank for the amount of any principal, interest or expenses due under the Note or other amount due hereunder on the due date with respect thereto. If, upon any request by Borrower to Bank to issue a wire transfer, there is an inconsistency between the name of the recipient of the wire and its identification number as specified by Borrower, Bank may, without liability, transmit the payment via wire based solely upon the identification number.

1.3 **Closing Fee.** Not applicable.

1.4 **Compensating Balances.** Not applicable.

1.5 **Expenses and Attorneys' Fees.** Upon demand, Borrower will immediately reimburse Bank and any purchaser of some or all of the obligations of Borrower under the Note (the "**Purchaser**") for all attorneys' fees and all other costs, fees and out-of-pocket disbursements incurred by Bank or any Purchaser in connection with the preparation, execution, delivery, administration, defense and enforcement of the Agreement or any of the other Loan Documents (defined below), including attorneys' fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of Bank's lien, title searches, title insurance, appraisals, environmental audits and other reviews related to Borrower, any collateral, the Loan Documents or the advances evidenced thereby, if requested by Bank). Borrower will also reimburse Bank and any Purchaser for all costs of collection, including all attorneys' fees, before and after judgment, and the costs of preservation and/or liquidation of any collateral.

1.6 **Conditions to Borrowing.** Bank will not be obligated to make (or continue to make) advances hereunder unless (i) Bank has received executed originals of the Note and all other documents or agreements applicable to any loans described herein, including but not limited to the documents specified in Article III (collectively with the Agreement the "**Loan Documents**"), in form and content satisfactory to Bank; (ii) if the Note and loans thereunder are secured, Bank has received confirmation satisfactory to it that Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) Bank has received certified copies of Borrower's governance documents and certification of entity status satisfactory to Bank and all other relevant documents; (iv) Bank has received a certified copy of a resolution or authorization in form and content satisfactory to Bank authorizing the Note and loans and all acts contemplated by the Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by Bank, Bank has been provided with an Opinion of Borrower's counsel in form and content satisfactory to Bank confirming the matters outlined in Section 2.2 and such other matters as Bank requests; (vi) no default exists under the Agreement or under any other Loan Documents, or under any other agreements by and between Borrower and Bank; and (vii) all proceedings taken in connection with the transactions contemplated by the Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to Bank and its counsel.

ARTICLE II. WARRANTIES AND COVENANTS

While any part of the credit granted to Borrower under the Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, Borrower continuously warrants and agrees as follows:

2.1 **Accuracy of Information.** All information, certificates or statements given to Bank in connection with or pursuant to any of the Loan Documents or the loan facility evidenced thereby will be true and complete when given.

2.2 **Organization and Authority; Litigation.** The Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms. The execution, delivery and performance of the Agreement and all other Loan Documents to which Borrower is a party (i) are within Borrower's power; (ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which Borrower is bound. If Borrower is not an individual, Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties. There is no litigation or administrative proceeding threatened or pending against Borrower which would, if adversely determined, have a material adverse effect on Borrower's financial condition or its property.

2.3 **Existence; Business Activities; Assets; Change of Control; Distributions.** Borrower will (i) preserve its existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, acquire another entity or merge or consolidate with or into another entity or change its form of organization; (iv) not amend its organizational documents in any manner that may conflict with any term or condition of the Loan Documents; and (v) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets. Other than the transfer to a trust beneficially controlled by the transferor, no event shall occur which causes or results in a transfer of majority ownership of Borrower while any obligations are outstanding or while Bank has any obligation to provide funding to Borrower. Borrower will not, without the prior written consent of Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature including withdrawal distributions.

2.4 **Use of Proceeds; Margin Stock; Speculation.** Advances by Bank hereunder will be used exclusively by Borrower for the purposes represented to and approved by Bank. Without limitation of the foregoing, (a) Borrower will not use any of the loan advances under the Note to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System); and (b) no part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

2.5 **Environmental Matters.** Except as disclosed in a written schedule attached to the Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "**Environmental Laws**"). The term "**Hazardous Substances**" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "**Remedial Action**"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on Borrower's environmental questionnaire provided to Bank, there are not now, nor to Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by Borrower during the periods that Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To Borrower's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject Borrower to Remedial Action or other liability. Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by Borrower or Remedial Action or other response by or on the part of Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Borrower for an alleged violation of Environmental Laws.

2.6 **Compliance with Laws.** Borrower has complied with and will at all times continue to comply with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws, copies of which have been provided to Bank.

2.7 **Restriction on Indebtedness.** Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to Bank and its affiliates, and (ii) any other indebtedness outstanding on the date hereof, and shown on Borrower's financial statements delivered to Bank prior to the date hereof, provided that such other indebtedness will not be increased.

2.8 **Restriction on Liens.** Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of Borrower's property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of Bank and its affiliates; and (iv) other liens disclosed in writing to Bank prior to the date hereof.

2.9 **Restriction on Contingent Liabilities.** Borrower will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except (i) pursuant to the deposit and collection of checks and similar matters in the ordinary course of business; and (ii) guaranties or other contingent liabilities in favor of Bank and its affiliates.

2.10 **Insurance.** Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and will designate Bank as loss payee with a "Lender's Loss Payable" endorsement on any casualty policies and take such other action as Bank may reasonably request to ensure that Bank will receive (subject to no other interests) the insurance proceeds on Bank's collateral.

2.11 **Taxes and Other Liabilities.** Borrower will pay and discharge, when due, all of its taxes, assessments, wage and employee obligations, and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

2.12 **Inspection of Properties and Records; Fiscal Year.** Borrower will permit representatives of Bank to visit and inspect any of the properties and examine any of the books and records of Borrower at any reasonable time and as often as Bank may reasonably desire. Borrower will not change its fiscal year.

2.13 **Financial Information and Reporting.** The financial statements and other information previously provided to Bank is, and all financial information provided to Bank in the future will be, complete and accurate and prepared in accordance with Applicable Accounting Standards. There has been no material adverse change in Borrower's financial condition since such information was provided to Bank. Borrower will (i) maintain accounting records in accordance with Applicable Accounting Standards; (ii) provide Bank with such information concerning its business affairs and financial condition (including insurance coverage) as Bank may request; and (iii) without request, provide to Bank, in form and content acceptable to Bank:

For Borrower, the following financial information:

Annual Financial Statements: Not later than 120 days after the end of each fiscal year, annual financial statements, audited by a certified public accounting firm acceptable to Bank.

Interim Financial Statements: Not later than 30 days after the end of each calendar month, interim consolidated and consolidating financial statements, prepared by the Subject Party.

Agings of Accounts Receivable: Not later than 30 days after the end of each calendar month, a detailed aging (by invoice date or by due date, as specified by Bank from time to time) of accounts and contracts receivable as of the last day of such period, together with an explanation of any adjustments made at the end of such period.

The terms used in this Section 2.13 will have the meanings set forth in Section 2.15.

2.14 **Financial Covenants.** Borrower covenants and agrees with Bank that, while this Agreement is in effect, Borrower will maintain the following:

Debt to Tangible Net Worth Ratio as of the end of each fiscal quarter of not more than 1.5 to 1.

Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of at least 1.15 to 1.

The terms used in this Section 2.14 will have the meanings set forth in Section 2.15.

2.15 **Financial Definitions.** For purposes of Sections 1.2 and 2.13 through 2.15, the following terms shall have the meanings ascribed to them below. Financial terms used in the Agreement which are not specifically defined in the Agreement shall have the meanings ascribed to them under Applicable Accounting Standards. For any Subject Party who does not have a separate fiscal year for tax reporting purposes, the fiscal year will be deemed to be the calendar year.

"Applicable Accounting Standards" means generally accepted accounting principles or such other basis of accounting as may be acceptable to Bank in its sole discretion, all consistently applied through the accounting periods involved.

"Debt to Tangible Net Worth Ratio" shall mean the relationship, expressed as a numerical ratio, between:

(i) the total of all liabilities of the Subject Party which would appear on a balance sheet of the Subject Party in accordance with Applicable Accounting Standards; and

(ii) Tangible Net Worth.

"EBITDAR" shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense plus rent or lease expense.

"Fixed Charge Coverage Ratio" shall mean (a) EBITDAR minus cash taxes, cash dividends, cash distributions and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense.

"Maintenance Capital Expenditures" shall mean 50% of the Subject Party's depreciation expense for the period specified.

"Subject Party" shall mean the party or parties to which a particular financial covenant or financial reporting requirement applies.

"Tangible Net Worth" shall mean the total of all assets properly appearing on the balance sheet of the Subject Party in accordance with Applicable Accounting Standards, less the sum of the following:

(i) the book amount of all such assets which would be treated as intangibles under Applicable Accounting Standards, including, without limitation, all such items as goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense;

(ii) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the date of the Agreement;

(iii) all reserves which have not already been deducted in calculating total assets on the Subject Party's balance sheet, including reserves for depreciation, obsolescence, depletion, insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

(iv) the amount, if any, at which any shares of stock of the Subject Party appear on the asset side of such balance sheet;

(v) all liabilities of the Subject Party shown on such balance sheet;

(vi) all investments in foreign affiliates and non-consolidated domestic affiliates; and

(vii) all accounts or notes due to the Subject Party from any shareholder, director, officer, employee or affiliate of the Subject Party or from any relative of such party.

ARTICLE III. COLLATERAL AND GUARANTIES

3.1 **Collateral.** As of the date of the Agreement and the Note, the Agreement and the Note are secured by any and all security interests, pledges, mortgages/deeds of trust (except any mortgage/deed of trust expressly limited to a specific obligation of Borrower to Bank other than the Obligations of Borrower under the Agreement or the Note, as amended or replaced from time to time) or liens now or hereafter in existence granted to Bank to secure indebtedness of Borrower to Bank. In addition to any personal property collateral, the Agreement and the Note are secured directly (by grant from Borrower or a third party) or indirectly (through a secured guaranty) by the following real property:

3620 Progress St NE, Canton, Ohio, pursuant to mortgage or deed of trust dated on or about the date hereof

3.2 **Guaranties.** The Agreement and the Note are guarantied by each and every guaranty now or hereafter in existence guarantying the indebtedness of Borrower to Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to Bank).

3.3 **Credit Balances; Setoff.** As additional security for the payment of the obligations described in the Loan Documents and any other obligations of Borrower to Bank of any nature whatsoever (collectively the "**Obligations**"), Borrower hereby grants to Bank a security interest in, a lien on and an express contractual right to set off against all deposit accounts of Borrower at Bank, and all depository account balances, cash and any other property of Borrower now or hereafter in the possession of Bank and the right to refuse to allow withdrawals from any account (collectively "**Setoff**"). Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Borrower and Bank) Setoff against the Obligations **whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to Borrower, such notice and demand being expressly waived**.

The omission of any reference to an agreement in Sections 3.1 and 3.2 above will not affect the validity or enforceability thereof. The rights and remedies of Bank outlined in the Agreement and the documents identified above are intended to be cumulative.

ARTICLE IV. DEFAULTS

4.1 **Defaults. Notwithstanding any cure periods described below, Borrower will immediately notify Bank in writing when Borrower obtains knowledge of the occurrence of any default specified below.** Regardless of whether Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a) **Nonpayment.** Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

(b) **Nonperformance.** Borrower or any guarantor of Borrower's Obligations to Bank ("**Guarantor**") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by Borrower or any Guarantor hereunder, under any guaranty of Borrower's Obligations to Bank or under any other Loan Document or other agreement with or in favor of Bank.

(c) **Misrepresentation.** Any financial information, statement, certificate, representation or warranty given to Bank by Borrower or any Guarantor (or any of their representatives) in connection with entering into the Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by Bank in the exercise of its judgment) as of the time when given.

(d) **Default on Other Obligations.** Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Guarantor to Bank or any indebtedness in excess of $10,000 owing by Borrower or any Guarantor to any third party, and the period of grace, if any, to cure said default shall have passed.

(e) **Judgments.** Any judgment shall be obtained against Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f) **Inability to Perform; Bankruptcy/Insolvency.** (i) Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against Borrower or any Guarantor; or (iv) Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature; or (vi) if Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from Borrower.

(g) **Adverse Change; Insecurity.** (i) There is a material adverse change in the business, properties, financial condition or affairs of Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) Bank in good faith deems itself insecure.

4.2 **Termination of Advances; Additional Bank Rights.** Upon the occurrence of any of the events identified in Section 4.1, Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between Borrower and Bank) (i) immediately terminate its obligation, if any, to make additional loans to Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to Bank, advancing funds to protect any collateral and insuring collateral at Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

4.3 **Acceleration of Obligations.** Upon the occurrence of any of the events identified in Sections 4.1(a) through 4.1(e) and 4.1(g), and the passage of any applicable cure periods, Bank may at any time thereafter, by written notice to Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. **Nothing contained in Section 4.1, Section 4.2 or this section will limit Bank's right to Setoff as provided in Section 3.3 or otherwise in the Agreement.**

4.4 **Other Remedies.** Nothing in this Article IV is intended to restrict Bank's rights under any of the Loan Documents or at law, and Bank may exercise all such rights and remedies as and when they are available.

ARTICLE V. ADDITIONAL TERMS

The warranties, covenants, conditions and other terms described in this Section are incorporated into the Agreement.

Not applicable.

ARTICLE VI. MISCELLANEOUS

6.1 **Delay; Cumulative Remedies.** No delay on the part of Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which Bank would otherwise have.

6.2 **Relationship to Other Documents.** The warranties, representations, covenants and other obligations of Borrower (and the rights and remedies of Bank) that are outlined in the Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and any transaction-specific terms (whether included in an additional terms section, addendum or otherwise), the transaction-specific terms will control. Furthermore, Borrower has had an opportunity to fully review the Agreement and the other Loan Documents to which Borrower is a party, and accordingly, Borrower and Bank waive any presumption or rule requiring construction of the Agreement and the other Loan Documents against the drafter.

6.3 **Successors; Assignment.** The rights, options, powers and remedies granted in the Agreement and the other Loan Documents shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank and the successors and assigns of Bank, including without limitation any purchaser of any or all of the rights and obligations of Bank under the Note and the other Loan Documents. Borrower may not assign its rights or Obligations under the Agreement or any other Loan Documents without the prior written consent of Bank.

6.4 **Disclosure.** Bank may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information Bank may have concerning Borrower to any purchaser or potential purchaser. From time to time, Bank may, in its sole discretion and without obligation to Borrower, any Guarantor or any other third party, disclose information about Borrower, the Loan Documents and advances hereunder to any Guarantor, surety or other accommodation party. This provision does not obligate Bank to supply any information or release Borrower from its obligation to provide such information, and Borrower agrees to keep all Guarantors, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to Bank.

6.5 **Indemnification.** Except for harm arising from Bank's willful misconduct, Borrower hereby indemnifies and agrees to defend and hold Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, Borrower's failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due Bank.

6.6 **Notice of Claims Against Bank; Limitation of Certain Damages.** In order to allow Bank to mitigate any damages to Borrower from Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to Borrower, Borrower agrees to give Bank immediate written notice of any claim or defense it has against Bank, whether in tort or contract, relating to any action or inaction by Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to Bank represents the parties' agreed-to standard of performance regarding claims against Bank. Notwithstanding any claim that Borrower may have against Bank, and regardless of any notice Borrower may have given Bank, **Bank will not be liable to Borrower for consequential and/or special damages arising therefrom, except those damages arising from Bank's willful misconduct.**

6.7 **Notices.** For purposes of the Agreement and the other Loan Documents, notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

6.8 **Payments.** Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by Bank to principal, interest and other amounts due under the Loan Documents in any order which Bank elects.

6.9 **USA Patriot Act.** IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each party who opens an account. Bank will ask each party to a financial transaction their name, address and other information that will allow Bank to identify such party. Bank may also ask to see other documents that substantiate a party's identity.

6.10 **Applicable Law and Jurisdiction; Joint Liability; Severability.** For purposes of the Agreement and all other Loan Documents, Borrower acknowledges that the parties are relying upon the applicability and effectiveness of federal law which preempts, or provides an alternative or alternatives to, otherwise applicable state law. Absent such federal preemption, the Agreement and all other Loan Documents shall be governed by and interpreted in accordance with the internal laws of the State of Iowa. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF IOWA, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect Bank's rights to serve process in any manner permitted by law, or limit Bank's right to bring proceedings against Borrower in the competent courts of any other jurisdiction or jurisdictions. The Agreement, the other Loan Documents and any amendments thereto (regardless of when executed) shall be deemed effective and accepted only at Bank's offices, and only upon Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of Borrowers under the Agreement and all other Loan Documents shall be joint and several, and any reference to a party in the singular shall be deemed to refer to each and all such parties. Invalidity of any provision of the Agreement or any other Loan Document shall not affect the validity of any other provision.

6.11 **Copies; Entire Agreement; Modification.** Borrower hereby acknowledges the receipt of a copy of the Agreement and all other Loan Documents. Bank may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Agreement and any or all of the Loan Documents. Bank may store the electronic image of such Agreement and Loan Documents in its electronic form and then destroy the paper original as part of Bank's normal business practices, with the electronic image deemed to be an original.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

6.12 **Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, BORROWER AND BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.**

6.13 **Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to the Agreement, are hereby expressly incorporated by reference.**

IN WITNESS WHEREOF, the undersigned have executed the TERM LOAN AGREEMENT as of May 29, 2014.

BORROWER:

Art's-Way Manufacturing Co., Inc.
a/an **Delaware Corporation**

By: ______________________
Name and Title: **Carrie L Majeski, President**

BANK:

U.S. Bank National Association

By: ______________________
Name and Title: Douglas P Ragaller, Market President

BORROWER ADDRESS: 5556 Hwy 9 W, Armstrong, IA 50514